As filed with the Securities and Exchange Commission on October 23, 2008.
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ARROW ELECTRONICS, INC.
(Exact name of issuer as specified in its charter)

New York	11-1806155
(State of Incorporation)	(I.R.S. Employer
Identification No.)
50 Marcus Drive
Melville, New York 11747
(631) 847-2000
(Address and telephone number of principal executive offices)
Arrow Electronics, Inc. 2004 Omnibus Incentive Plan
(Full Title of the Plan)
Peter S. Brown, Esq.
Senior Vice President
Arrow Electronics, Inc.
50 Marcus Drive
Melville, New York 11747
(631) 847-2000
(Name, address and telephone number of agent for service)
Copy to:
Milbank, Tweed, Hadley & McCloy LLP
One Chase Manhattan Plaza
New York, New York 10005
(212) 530-5000
Attention: Howard S. Kelberg, Esq.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Securities to be	Amount to be	Proposed Maximum Offering	Proposed Maximum	Amount of Registration
Registered	Registered (1)	Price Per Share (2)	Aggregate Offering Price (2)	Fee (2)
Common Stock (par value $1.00 per share), newly reserved under the 2004 Omnibus Incentive Plan	5,000,000 shares	$16.62	$83,100,000	$3,265.83

(1)	This Registration Statement shall also cover any of the Company’s shares of Common Stock which become issuable under the Company’s 2004 Omnibus Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of Company’s outstanding Common Stock.

(2)	Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, based on the average of the high and low price of Common Stock on the New York Stock Exchange on October 22, 2008.

EXPLANATORY NOTE
     This Registration Statement relates to the registration of 5,000,000 additional shares of the common stock, par value $1.00 per share, of Arrow Electronics, Inc. (the “Company”) reserved for issuance pursuant to the Company’s 2004 Omnibus Incentive Plan, as amended (the “Plan”), and consists of only those items required by General Instruction E to Form S-8.
PART I
ITEM 1. PLAN INFORMATION
     Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.
ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION
     Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
     The following documents which have been filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:
1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (File No. 001-04482);

2.	Quarterly Report on Form 10-Q for the quarter ended March 31, 3008 (File No. 001-04482);

3.	Quarterly Report on Form 10-Q for the quarter ended June 30, 3008 (File No. 001-04482);

4.	Quarterly Report on Form 10-Q for the quarter ended September 30, 3008 (File No. 001-04482);

5.	Current Reports on Form 8-K, filed July 23, 2008, June 6, 2008, May 8, 2008, April 23, 2008, April 17, 2008, March 4, 2008, February 26, 2008, February 12, 2008 and February 7, 2008 (each, File No. 001-04482);

6.	Registration Statement on Form S-8 dated August 25, 2004 (File No. 333-118563); and

7.	The description of the Company’s Capital Stock contained in the registration statement relating thereto filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.
     Documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL
     Not applicable.
ITEM 8. EXHIBITS
     The documents listed hereunder are filed as exhibits hereto.

Exhibit No.	Description
4	Arrow Electronics, Inc. 2004 Omnibus Incentive Plan (as amended) (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on May 8, 2008, Commission File No. 001-04482)

5	Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the legality of the Company’s Common Stock.

23(a)	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in the Opinion filed as Exhibit 5 hereto).

23(b)	Consent of Ernst & Young LLP, independent registered public accounting firm.

24	Power of Attorney (set forth on the signature page hereof).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on October 23, 2008.

ARROW ELECTRONICS, INC.
By:	/s/ Peter S. Brown
Peter S. Brown
Senior Vice President

POWER OF ATTORNEY
     Each person whose signature appears below hereby severally constitutes and appoints William E. Mitchell, Michael J. Long, Daniel W. Duval and Peter S. Brown and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all post-effective amendments and supplements to the said Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated below.

SIGNATURE	TITLE	DATE

/s/ William E. Mitchell William E. Mitchell	Chairman and Chief Executive Officer	October 23, 2008

/s/ Michael J. Long Michael J. Long	President and Chief Operating Officer and Director	October 23, 2008

/s/ Paul J. Reilly Paul J. Reilly	Senior Vice President and Chief Financial Officer	October 23, 2008

/s/ Michael A. Sauro	Vice President and Corporate Controller	October 23, 2008
Michael A. Sauro

/s/ Daniel W. Duval	Lead Director	October 23, 2008
Daniel W. Duval

/s/ Gail E. Hamilton	Director	October 23, 2008
Gail E. Hamilton

/s/ John Nils Hanson	Director	October 23, 2008
John N. Hanson

/s/ Richard S. Hill	Director	October 23, 2008
Richard S. Hill

SIGNATURE	TITLE	DATE

	Director	October , 2008
M. Frances Keeth

/s/ Roger King	Director	October 23, 2008
Roger King

/s/ Karen G. Mills	Director	October 23, 2008
Karen Gordon Mills

/s/ Stephen C. Patrick	Director	October 23, 2008
Stephen C. Patrick

/s/ Barry W. Perry	Director	October 23, 2008
Barry W. Perry

/s/ John C. Waddell	Director	October 23, 2008
John C. Waddell

EXHIBIT INDEX

Exhibit No.	Description

4	Arrow Electronics, Inc. 2004 Omnibus Incentive Plan (as amended) (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on May 8, 2008, Commission File No. 001-04482).

5	Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the legality of the Company’s Common Stock.

23(a)	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in the Opinion filed as Exhibit 5 hereto).

23(b)	Consent of Ernst & Young LLP, independent registered public accounting firm.

24	Power of Attorney (set forth on the signature page hereof).